NEWS BULLETIN

For Further Information:

AT OLD REPUBLIC:                                                                                                                                     AT FINANCIAL RELATIONS BOARD:
A.C. Zucaro                                                                                                                                                      Leslie Loyet                     Tim Grace
Chairman & CEO                                                                                                                                              Analysts/Investors         Media Inquires
(312) 346-8100                                                                                                                                                   (312) 640-6672                  (312) 640-6667
                                                            lloyet@frbir.com            tgrace@frbir.com

FOR IMMEDIATE RELEASE                                                                                                                                                           NYSE:  ORI
THURSDAY, JULY 26, 2007

OLD REPUBLIC REPORTS SECOND QUARTER AND FIRST HALF 2007 FINANCIAL RESULTS

Chicago-July 26, 2007-Old Republic International Corporation (NYSE: ORI), today reported the following results for the second quarter and first half of 2007:

Financial Highlights
(unaudited; amounts in millions except per share data and percentages)

	Quarters Ended June 30,			Six Months Ended June 30,
	2007	2006	Change	2007	2006	Change
Operating Revenues	$ 1,018.9	$ 940.7	8.3%	$ 1,989.8	$ 1,876.1	6.1%
Net Operating Income	106.4	121.3	-12.2	212.3	233.8	-9.2
Net Income	115.1	126.6	-9.1	222.9	244.0	-8.7
Diluted Earnings Per Share:
Net Operating Income	0.45	0.52	-13.5	0.91	1.01	-9.9
Net Income	$ 0.49	$ 0.54	-9.3%	$ 0.95	$ 1.05	-9.5%

Consolidated earnings for this year’s second quarter and first half benefited from higher General Insurance operating revenues and profits that were mainly attributable to a book of liability insurance business acquired in late 2006.  Greater year-over-year claim costs in the Company’s Mortgage Guaranty line, and an increased operating expense ratio in Title Insurance, however, were major offsetting factors. As a result of these varying business developments, net operating earnings per share dropped by 13.5 percent in this year’s second quarter, compared to a year ago, while net income per share declined by a lesser 9.3 percent due to higher realized investment gains. For the first half of 2007, the downturn in consolidated earnings was not as severe due to stronger first quarter performance by Old Republic’s Mortgage Guaranty line.

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Consolidated Results – The major components of Old Republic’s consolidated results were as follows for the periods shown:

	Quarters Ended June 30,			Six Months Ended June 30,
	2007	2006	Change	2007	2006	Change
Operating revenues:
General insurance	$ 612.2	$ 531.5	15.2%	$ 1,202.0	$ 1,048.4	14.6%
Mortgage guaranty	147.0	131.0	12.2	286.4	262.3	9.2
Title insurance	236.5	253.8	-6.8	453.7	514.2	-11.8
Corporate and other	23.1	24.2		47.6	51.0
Total	$ 1,018.9	$ 940.7	8.3%	$ 1,989.8	$ 1,876.1	6.1%
Pretax operating income (loss):
General insurance	$ 108.7	$ 105.2	3.3%	$ 211.7	$ 202.3	4.7%
Mortgage guaranty	36.8	63.7	-42.2	85.1	123.8	-31.2
Title insurance	3.6	12.1	-69.7	4.3	19.7	-77.8
Corporate and other	4.5	(2.9)		5.2	(3.3)
Sub-total	153.8	178.2	-13.7	306.5	342.6	-10.5
Realized investment gains (losses):
From sales	13.3	8.1		16.3	15.7
From impairments	-	-		-	-
Net realized investment gains	13.3	8.1		16.3	15.7
Consolidated pretax income	167.2	186.4	-10.3	322.9	358.3	-9.9
Income taxes	52.0	59.7	-12.9	99.9	114.3	-12.5
Net income	$ 115.1	$ 126.6	-9.1%	$ 222.9	$ 244.0	-8.7%
Consolidated underwriting ratio:
Benefits and claims ratio	51.4%	44.1%		50.0%	43.7%
Expense ratio	41.5	43.8		42.5	45.1
Composite ratio	92.9%	87.9%		92.5%	88.8%
Components of diluted net income per share:
Net operating income	$ 0.45	$ 0.52	-13.5%	$ 0.91	$ 1.01	-9.9%
Net realized investment gains	0.04	0.02	-	0.04	0.04	-
Net income	$ 0.49	$ 0.54	-9.3%	$ 0.95	$ 1.05	-9.5%

  Note: In this and all other tables and statements, dollar amounts are stated in millions, except per share data.

The above table shows Old Republic’s consolidated results in terms of both operating and net income to highlight the effects of investment gain or loss recognition and any non-recurring items on period-to-period comparisons.  Operating income, however, does not replace net income computed in accordance with Generally Accepted Accounting Principles (“GAAP”) as a measure of total profitability.

The recognition of investment gains or losses can be highly discretionary and arbitrary due to such factors as the timing of individual securities sales, recognition of estimated losses from write-downs for impaired securities, tax-planning considerations, and changes in investment management judgments relative to the direction of securities markets or the future prospects of individual investees or industry sectors. Likewise, non-recurring items which may emerge from time to time, can distort the comparability of the Company’s results from period to period. Accordingly, management uses net operating income, a non-GAAP financial measure, to evaluate and better explain operating performance, and believes its use enhances an understanding of Old Republic’s basic business results.

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General Insurance Results – Old Republic’s General Insurance Group continued to post favorable year-over-year earnings comparisons. Key indicators of that performance follow:

	Quarters Ended June 30,			Six Months Ended June 30,
	2007	2006	Change	2007	2006	Change
Net premiums earned	$ 540.1	$ 473.0	14.2%	$ 1,061.9	$ 933.0	13.8%
Net investment income	64.7	53.7	20.4	127.5	106.6	19.5
Pretax operating income	$ 108.7	$ 105.2	3.3%	$ 211.7	$ 202.3	4.7%

Claims ratio	67.3%	65.6%		66.0%	65.0%
Expense ratio	23.6	23.4		25.2	24.6
Composite ratio	90.9%	89.0%		91.2%	89.6%

Substantially all general insurance premium growth in this year’s second quarter and first half stemmed from the previously noted new book of liability insurance. Premiums from all other sources combined were slightly higher, constrained by a moderately declining rate environment and the attendant difficulty it poses in retaining or attracting business meeting the Company’s underwriting standards. Nonetheless, Old Republic’s composite ratio, the most widely accepted indicator of underwriting performance in the industry, continued at a very favorable level for the 21st consecutive quarter. Net investment income grew on the strength of a greater invested asset base and slightly higher investment yields.

Mortgage Guaranty Results – Pretax mortgage guaranty operating income declined significantly due to less favorable underwriting results. Key performance indicators are shown below.

	Quarters Ended June 30,			Six Months Ended June 30,
	2007	2006	Change	2007	2006	Change
Net premiums earned	$ 125.0	$ 110.2	13.4%	$ 243.0	$ 219.2	10.8%
Net investment income	19.0	17.6	7.8	37.9	36.8	3.0
Pretax operating income	$ 36.8	$ 63.7	-42.2%	$ 85.1	$ 123.8	-31.2%

Claims ratio	65.9%	35.6%		60.3%	37.2%
Expense ratio	19.8	22.6		20.3	23.1
Composite ratio	85.7%	58.2%		80.6%	60.3%

The reduction in mortgage guaranty pretax operating income resulted from much higher claim costs, which outweighed positive contributions from increased premium revenue and lower production costs. Traditional primary new insurance written grew 41.0 percent year-to-date, and related business persistency improved to 74.7 percent from 68.1 percent at mid-year 2006. Year-over-year, however, bulk new insurance written and earned premiums represented the major source of overall premium growth.  The lower expense ratios in this year’s second quarter and first half were driven by the continued benefits of cost management, and the greater efficiency associated with bulk business production.

The rise in mortgage guaranty claim costs reflected a continuation of particularly unfavorable trends since mid-2006. While comparative paid loss ratios remained relatively stable, greater reserve provisions were required to address a deteriorating claims environment. Year-over-year, the more significant factors in this regard were higher loan defaults, greater claim severity due to higher values of insured risks, and fewer loss mitigation opportunities, especially in parts of the nation where home prices and sales activity have declined measurably.  As indicated by the higher composite ratio of claims and expenses, underwriting margins worsened significantly in the first six months of 2007. Their full impact, however, was mitigated to a small extent by greater yields on a slightly higher invested asset base.

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Title Insurance Results – Old Republic’s Title Insurance segment registered a continued drop in profitability during the second quarter and first half of 2007.  Key performance indicators follow:

	Quarters Ended June 30,			Six Months Ended June 30,
	2007	2006	Change	2007	2006	Change
Net premiums and fees earned	$ 229.5	$ 247.2	-7.2%	$ 439.6	$ 500.7	-12.2%
Net investment income	6.8	6.5	4.4	13.5	13.3	1.7
Pretax operating income	$ 3.6	$ 12.1	-69.7%	$ 4.3	$ 19.7	-77.8%

Claims ratio	6.4%	5.9%		6.2%	6.0%
Expense ratio	94.7	91.7		95.7	92.6
Composite ratio	101.1%	97.6%		101.9%	98.6%

Amid a continuing downturn in the housing and related mortgage lending industries, the Company’s title business experienced further reductions in premium and fee revenues. As has been the case for several quarters, direct production facilities in the Western United States sustained the greatest adverse impact. Consolidated title premium and fee revenues dropped by 7.2 percent in this year’s second quarter, while operating expenses fell by a lesser 3.9 percent. For the first six months of the year, these amounts declined by 12.2 percent and 9.1 percent, respectively. While significant efforts to reduce operating costs have been made in the past several quarters, substantial challenges remain in redressing the imbalance between operating revenues and certain relatively fixed costs. In combination with a slightly higher claims ratio, these fluctuations produced the negative underwriting margins evidenced by the composite ratios shown in the above table.  At this juncture, the Company believes that current market conditions affecting the title industry are unlikely to improve much before year-end 2008.

Corporate and Other Operations – Old Republic’s small life and health business, and the net costs associated with the parent holding company and its corporate services subsidiaries produced higher income contributions in 2007. Period-to-period variability in the results of these relatively minor elements of the Company’s operations usually stems from the volatility inherent to the Company’s small scaled life and health business, fluctuations in the timing of expense recognition related to such variable costs as stock option expenses, interest income on intercompany financing arrangements, and costs associated with a relatively small debt level.

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Cash, Invested Assets, and Shareholders’ Equity – The following table reflects Old Republic’s consolidated cash and invested assets as well as shareholders’ equity at the dates shown:
				% Change
	June 2007	December 2006	June 2006	June ‘07/ Dec ‘06	June ‘07/ June ‘06
Cash and invested assets	$ 8,407.4	$ 8,230.8	$ 7,512.9	2.1%	11.9%

Shareholders’ equity:
Total	4,517.6	4,369.2	4,130.6	3.4	9.4
Per share	$ 19.51	$ 18.91	$ 17.96	3.2%	8.6%

Composition of shareholders’ equity per share:
Equity before items below	$ 19.39	$ 18.72	$ 18.06	3.6%	7.4%
Unrealized investment gains or losses and other accumulated comprehensive income	0.12	0.19	(.10)
Total	$ 19.51	$ 18.91	$ 17.96	3.2%	8.6%

Cash flow from operating activities of $404.8 million for the first half of 2007 compares with the $325.5 million registered in the same period of 2006. These cash flows were additive to the invested asset base although their full benefit was curbed by the June 2007 repayment of matured corporate debt of $115.0 million.

The investment portfolio reflects a current allocation of approximately 85 percent to fixed-maturity securities and 9 percent to equities most of which are committed to several indexed stock portfolios.  As has been the case for many years, Old Republic’s invested assets are managed in consideration of enterprise-wide risk management objectives and to assure solid funding of its subsidiaries’ long-term obligations to insurance policyholders and other beneficiaries. As a result, it contains little or no exposure to real estate investments, mortgage-backed securities, collateralized debt obligations, derivatives, junk bonds, illiquid private equity investments, or mortgage loans.

Substantially all of the changes in the shareholders’ equity account for the periods reported upon reflect earnings retained in excess of dividend payments.   A summary of such changes on a per share basis follows:
	Six Months Ended June 30, 2007	Fiscal Year Ended June 30, 2007
Beginning shareholders’ equity per share	$ 18.91	$ 17.96
Changes in shareholders’ equity for the periods:
Net operating income	.92	1.87
Net realized investment gains (losses)	.04	.05
Net unrealized investment gains (losses)	(.13)	.33
Cash dividends	(.31)	(.61)
Stock issuance, foreign exchange, and other transactions	.08	(.09)
Net change	.60	1.55
Ending shareholders’ equity per share	$ 19.51	$ 19.51

Conference Call Information
Old Republic has scheduled a conference call at 3:00 p.m. EDT (2:00 p.m. CDT) today to discuss its second quarter 2007 performance and review ongoing trends. To access this call, log on to www.oldrepublic.com 15 minutes before the call to download the necessary software.

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Investors may access a replay of the call by dialing 888-203-1112, passcode 5794545, which will be available through August 2, 2007.  The replay will also be available on Old Republic International’s website through August 26, 2007.

About Old Republic
Chicago-based Old Republic International Corporation is an insurance holding company whose subsidiaries market, underwrite and provide risk management services for a wide variety of coverages primarily in the property & liability, mortgage guaranty, and title insurance fields. One of the nation’s 50 largest publicly owned insurance organizations, Old Republic has assets of approximately $12.7 billion and shareholders’ equity of $4.5 billion or $19.51 per share. Its current stock market valuation is approximately $4.6 billion, or $19.94 per share.

The nature of Old Republic’s business demands that it be managed for the long run. For the 25 years ended in 2006, the Company’s total market return, with dividends reinvested, has grown at a compounded annual rate of 15.8 percent per share. For the same period, the total market return, with dividends reinvested, for the S&P 500 Index has grown at a 13.3 percent annual compound rate. During those years, Old Republic’s shareholders’ equity account, inclusive of cash dividends, has risen at an average annual rate of 14.1 percent per share, and the regular cash dividend has grown at a 10.1 percent annual compound rate. According to the Summer 2007 edition of Mergent’s Dividend Achievers, Old Republic is one of just 117 companies, out of 10,000-plus publicly held corporations, that have posted at least 25 consecutive years of annual dividend growth.

Safe Harbor Statement
Historical data pertaining to the operating results, liquidity, and other performance indicators applicable to an insurance enterprise such as Old Republic are not necessarily indicative of results to be achieved in succeeding years. In addition to the factors cited below, the long-term nature of the insurance business, seasonal and annual patterns in premium production and incidence of claims, changes in yields obtained on invested assets, changes in government policies and free markets affecting inflation rates and general economic conditions, and changes in legal precedents or the application of law affecting the settlement of disputed and other claims can have a bearing on period-to-period comparisons and future operating results.

Some of the statements made in this News Release and Company-published reports, as well as oral statements or commentaries made by the Company’s management in conference calls following earnings releases, can constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Of necessity, any such forward-looking statements, commentaries, or inferences involve assumptions, uncertainties, and risks that may affect the Company’s future performance. With regard to Old Republic’s General Insurance segment, its results can be affected, in particular, by the level of market competition, which is typically a function of available capital and expected returns on such capital among competitors, the levels of interest and inflation rates, and periodic changes in claim frequency and severity patterns caused by natural disasters, weather conditions, accidents, illnesses, work-related injuries, and unanticipated external events. Mortgage Guaranty and Title Insurance results can be affected by similar factors and, most particularly, by changes in national and regional housing demand and values, the availability and cost of mortgage loans, employment trends, and default rates on mortgage loans. Mortgage Guaranty results, in particular, may also be affected by various risk-sharing arrangements with business producers, as well as the risk management and pricing policies of government-sponsored enterprises. Life and health insurance earnings can be affected by the levels of employment and consumer spending, variations in mortality and health trends, and changes in policy lapsation rates. At the parent holding company level, operating earnings or losses are generally reflective of the amount of debt outstanding and its cost, interest income on temporary holdings of short-term investments, and period-to-period variations in the costs of administering the Company’s widespread operations. A more detailed discussion of all the foregoing risks appears in Part I, Item 1A - Risk Factors, of the Company’s 2006 Form 10-K, which is specifically incorporated herein by reference.

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Any forward-looking statements or commentaries speak only as of their dates. Old Republic undertakes no obligation to publicly update or revise any and all such comments, whether as a result of new information, future events or otherwise, and accordingly they may not be unduly relied upon.

For the latest news releases and other corporate documents on Old Republic:
Please write to:
Investor Relations
Old Republic International Corporation
307 North Michigan Avenue
Chicago, IL  60601
312-346-8100

or visit us at www.oldrepublic.com

Financial Tables Follow….

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Old Republic International Corporation
Financial Summary (Unaudited)

				June 30,	December 31,	June 30,
FINANCIAL POSITION SUMMARY:				2007	2006	2006
Assets:
Cash and fixed maturity securities				$ 7,523.9	$ 7,397.9	$ 6,757.2
Equity securities				714.5	669.1	599.3
Other invested assets				168.8	163.7	156.4
Cash and invested assets				8,407.4	8,230.8	7,512.9
Accounts and premiums receivable				847.5	962.1	796.3
Federal income tax recoverable: current				15.2	15.5	5.8
Reinsurance balances recoverable				2,202.9	2,231.3	2,233.1
Prepaid federal income taxes				536.5	468.4	468.4
Sundry assets				695.7	703.9	635.7
Total				$ 12,705.5	$ 12,612.2	$ 11,652.5
Liabilities and Shareholders’ Equity:
Policy liabilities				$ 1,388.9	$ 1,398.1	$ 1,259.4
Benefit and claim reserves				5,698.0	5,534.7	5,134.1
Federal income tax payable: deferred				465.5	469.4	398.9
Debt				23.8	144.3	142.1
Sundry liabilities				611.4	696.4	587.2
Shareholders’ equity				4,517.6	4,369.2	4,130.6
Total				$ 12,705.5	$ 12,612.2	$ 11,652.5

INCOME STATEMENT SUMMARY:	Quarters Ended June 30,		Six Months Ended June 30,		Fiscal Twelve Months Ended June 30,
	2007	2006	2007	2006	2007	2006
Net premiums and fees earned	$ 913.2	$ 848.4	$ 1,783.0	$ 1,692.2	$ 3,491.3	$ 3,442.6
Net investment income	93.7	82.6	185.2	165.3	361.5	324.2
Net realized investment gains	13.3	8.1	16.3	15.7	19.6	59.8
Other income	12.0	9.6	21.5	18.5	36.0	45.8
Total Revenues	1,032.2	948.9	2,006.2	1,891.8	3,908.5	3,872.5
Benefits and claims	469.0	373.9	891.4	739.4	1,691.6	1,489.0
Sales and other expenses	395.9	388.4	791.9	794.0	1,572.2	1,633.8
Total expenses	865.0	762.4	1,683.3	1,533.4	3,263.9	3,122.8
Revenues, net of expenses	167.2	186.4	322.9	358.3	644.6	749.7
Income taxes	52.0	59.7	99.9	114.3	200.9	240.8
Net income	$ 115.1	$ 126.6	$ 222.9	$ 244.0	$ 443.6	$ 508.8

COMMON STOCK STATISTICS (a):
Net income: Basic	$ .50	$ .55	$ .96	$ 1.06	$ 1.92	$ 2.21
Diluted	$ .49	$ .54	$ .95	$ 1.05	$ 1.90	$ 2.18
Components of earnings per share:
Basic, net operating income	$ .46	$ .53	$ .92	$ 1.02	$ 1.86	$ 2.05
Realized investment gains	.04	.02	.04	.04	.06	.16
Basic net income	$ .50	$ .55	$ .96	$ 1.06	$ 1.92	$ 2.21
Diluted, net operating income	$ .45	$ .52	$ .91	$ 1.01	$ 1.84	$ 2.02
Realized investment gains	.04	.02	.04	.04	.06	.16
Diluted net income	$ .49	$ .54	$ .95	$ 1.05	$ 1.90	$ 2.18
Cash dividends on common stock:
Regular	$ .160	$ .150	$ .310	$ .290	$ .610	$ .562
Special (b)	-	-	-	-	-	.800
Total	$ .160	$ .150	$ .310	$ .290	$ .610	$ 1.362
Stock dividends	- %	- %	- %	- %	- %	25%
Book value per share					$ 19.51	$ 17.96
Common shares outstanding:
Average basic	231,558,161	230,013,892	231,551,981	230,007,372	231,088,155	230,255,604
Average diluted	233,556,032	232,240,816	233,668,853	232,233,930	233,520,662	233,424,259
Actual, end of period					231,568,599	230,026,330

(a) Per share statistics herein have been adjusted to reflect all stock dividends or splits declared through June 30, 2007.
(b) In December 2005, a special cash dividend of $.800 per share was declared and paid.

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Old Republic International Corporation
Segmented Operating Summary (Unaudited)

	Net							Pretax	Composite
	Premiums	Net				Sales &		Operating	Under-
	& Fees	Investment	Other	Operating	Benefits	Other	Total	Income	writing
	Earned	Income	Income	Revenues	& Claims	Expenses	Expenses	(Loss)	Ratios

Quarter Ended June 30, 2007
General	$ 540.1	$ 64.7	$ 7.3	$ 612.2	$ 363.6	$ 139.7	$ 503.4	$ 108.7	90.9%
Mortgage	125.0	19.0	2.9	147.0	82.4	27.7	110.1	36.8	85.7
Title	229.5	6.8	.2	236.5	14.6	218.2	232.8	3.6	101.1
Other	18.4	3.1	1.5	23.1	8.3	10.2	18.6	4.5	-
Consolidated	$ 913.2	$ 93.7	$ 12.0	$ 1,018.9	$ 469.0	$ 395.9	$ 865.0	$ 153.8	92.9%

Quarter Ended June 30, 2006
General	$ 473.0	$ 53.7	$ 4.7	$ 531.5	$ 310.2	$ 115.9	$ 426.2	$ 105.2	89.0%
Mortgage	110.2	17.6	3.1	131.0	39.2	28.0	67.2	63.7	58.2
Title	247.2	6.5	.1	253.8	14.6	227.0	241.7	12.1	97.6
Other	17.8	4.6	1.6	24.2	9.8	17.3	27.2	(2.9)	-
Consolidated	$ 848.4	$ 82.6	$ 9.6	$ 940.7	$ 373.9	$ 388.4	$ 762.4	$ 178.2	87.9%

Six Months Ended June 30, 2007
General	$ 1,061.9	$ 127.5	$ 12.5	$ 1,202.0	$ 700.3	$ 289.8	$ 990.2	$ 211.7	91.2%
Mortgage	243.0	37.9	5.3	286.4	146.5	54.6	201.2	85.1	80.6
Title	439.6	13.5	.5	453.7	27.1	422.2	449.4	4.3	101.9
Other	38.4	6.2	3.0	47.6	17.2	25.1	42.4	5.2	-
Consolidated	$ 1,783.0	$ 185.2	$ 21.5	$ 1,989.8	$ 891.4	$ 791.9	$ 1,683.3	$ 306.5	92.5%

Six Months Ended June 30, 2006
General	$ 933.0	$ 106.6	$ 8.7	$ 1,048.4	$ 606.7	$ 239.3	$ 846.1	$ 202.3	89.6%
Mortgage	219.2	36.8	6.1	262.3	81.5	56.8	138.4	123.8	60.3
Title	500.7	13.3	.1	514.2	30.2	464.2	494.4	19.7	98.6
Other	39.2	8.4	3.3	51.0	20.8	33.5	54.3	(3.3)	-
Consolidated	$ 1,692.2	$ 165.3	$ 18.5	$ 1,876.1	$ 739.4	$ 794.0	$ 1,533.4	$ 342.6	88.8%

Fiscal Twelve Months Ended June 30, 2007
General	$ 2,031.0	$ 242.4	$ 18.7	$ 2,292.2	$ 1,347.8	$ 533.3	$ 1,881.1	$ 411.1	91.2%
Mortgage	468.1	75.4	10.5	554.0	254.9	109.2	364.2	189.7	75.6
Title	918.8	27.2	.8	946.8	55.1	876.0	931.2	15.6	101.1
Other	73.3	16.4	5.9	95.7	33.7	53.5	87.3	8.4	-
Consolidated	$ 3,491.3	$ 361.5	$ 36.0	$ 3,888.9	$ 1,691.6	$ 1,572.2	$ 3,263.9	$ 625.0	91.9%

Fiscal Twelve Months Ended June 30, 2006
General	$ 1,845.7	$ 208.0	$ 16.5	$ 2,070.3	$ 1,214.2	$ 475.0	$ 1,689.2	$ 381.0	90.6%
Mortgage	434.8	71.9	14.2	521.0	173.0	112.9	285.9	235.0	62.5
Title	1,089.1	26.5	.5	1,116.2	65.8	977.4	1,043.3	72.8	95.7
Other	72.9	17.6	14.5	105.1	35.8	68.3	104.2	.8	-
Consolidated	$ 3,442.6	$ 324.2	$ 45.8	$ 3,812.7	$ 1,489.0	$ 1,633.8	$ 3,122.8	$ 689.8	88.9%

In the above tables, pretax operating income (loss) is reported net of interest charges on intercompany financing arrangements with Old Republic’s holding company parent for the following segments: General - $4.1, $8.3, and $10.8 compared to $.2, $.5, and $.9 for the quarter, six months and fiscal twelve month periods ending June 30, 2007 and 2006, respectively; Title - $.5, $.9, and $1.0 for the quarter, six months and fiscal twelve month periods ending June 30, 2007 compared to zero for the corresponding 2006 periods.

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Old Republic International Corporation Segmented Operating Statistics

	Quarters Ended		Six Months Ended		Fiscal Twelve Months Ended
	June 30,		June 30,		June 30,
	2007	2006	2007	2006	2007		2006
General Insurance:
Benefits and claims ratio	67.3%	65.6%	66.0%	65.0%	66.4%		65.8%
Expense ratio	23.6	23.4	25.2	24.6	24.8		24.8
Composite ratio	90.9%	89.0%	91.2%	89.6%	91.2%		90.6%

Paid loss ratio	53.6%	52.7%	53.6%	50.4%	52.1%	*	53.3%

Mortgage Guaranty:
New insurance written:
Traditional Primary	$ 7,156.7	$ 4,460.6	$ 11,775.5	$ 8,353.1	$ 20,609.4		$ 18,875.1
Bulk	4,551.1	981.9	8,486.9	4,238.8	17,964.7		8,418.4
Other	69.6	89.4	246.7	140.7	689.7		595.6
Total	$ 11,777.6	$ 5,532.0	$ 20,509.2	$ 12,732.8	$ 39,263.9		$ 27,889.2

Net risk in force:
Traditional Primary					$ 15,392.1		$ 14,502.0
Bulk					2,607.6		1,891.8
Other					543.5		587.8
Total					$ 18,543.3		$ 16,981.7

Earned premiums:
Direct	$ 147.5	$ 129.8	$ 286.7	$ 258.8	$ 552.6		$ 514.1
Net	$ 125.0	$ 110.2	$ 243.0	$ 219.2	$ 468.1		$ 434.8

Persistency:
Traditional Primary					74.7%		68.1%

Delinquency ratio:
Traditional Primary					4.36%		4.08%
Bulk					3.71%		3.24%

Claims ratio	65.9%	35.6%	60.3%	37.2%	54.5%		39.8%
Expense ratio	19.8	22.6	20.3	23.1	21.1		22.7
Composite ratio	85.7%	58.2%	80.6%	60.3%	75.6%		62.5%

Paid loss ratio	37.0%	36.7%	36.2%	34.9%	35.6%		35.6%

Title Insurance:
Direct orders opened	82,980	89,153	169,419	176,064	338,633		363,856
Direct orders closed	62,728	69,861	123,652	137,970	256,736		301,863

Claims ratio	6.4%	5.9%	6.2%	6.0%	6.0%		6.1%
Expense ratio	94.7	91.7	95.7	92.6	95.1		89.6
Composite ratio	101.1%	97.6%	101.9%	98.6%	101.1%		95.7%

Paid loss ratio	6.1%	6.1%	7.7%	5.1%	6.3%		4.3%

Consolidated:
Benefits and claims ratio	51.4%	44.1%	50.0%	43.7%	48.5%		43.3%
Expense ratio	41.5	43.8	42.5	45.1	43.4		45.6
Composite ratio	92.9%	87.9%	92.5%	88.8%	91.9%		88.9%

Paid loss ratio	39.3%	37.1%	39.7%	35.1%	37.7%	*	34.9%
*Excludes the effect of a casualty book of business acquired in the final quarter of 2006.